Exhibit 10.3

PLEDGE AGREEMENT

among

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.,

STG GROUP, INC.,

STG, INC.,

ACCESS SYSTEMS, INCORPORATED,

SUCH OTHER PLEDGORS PARTY HERETO,

as the PLEDGORS,

and

PNC BANK, NATIONAL ASSOCIATION,

as PLEDGEE

Dated as of November 23, 2015

Table of Contents

			Page

1.	SECURITY FOR OBLIGATIONS		2

2.	DEFINITIONS		3

3.	PLEDGE OF SECURITIES, ETC		7

	3.1	Pledge	7

	3.2	Procedures	9

	3.3	Subsequently Acquired Collateral	11

	3.4	Transfer Taxes	11

	3.5	Definition of Pledged Notes	12

	3.6	Certain Representations and Warranties Regarding the Collateral	12

4.	APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC		12

5.	VOTING, ETC., WHILE NO EVENT OF DEFAULT		12

6.	DIVIDENDS AND OTHER DISTRIBUTIONS		13

7.	REMEDIES IN CASE OF AN EVENT OF DEFAULT		13

8.	REMEDIES, CUMULATIVE, ETC		15

9.	RECEIVER’S POWERS		15

10.	APPLICATION OF PROCEEDS		16

11.	PURCHASERS OF COLLATERAL		16

12.	INDEMNITY; WAIVER OF CLAIMS		17

	12.1	Indemnification	17

	12.2	Waiver of Claims	17

13.	PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER		18

14.	FURTHER ASSURANCES; POWER-OF-ATTORNEY		19

15.	THE PLEDGEE AS COLLATERAL AGENT		19

16.	TRANSFER BY THE PLEDGORS		19

17.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS		19

18.	LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION); JURISDICTION OF ORGANIZATION; LOCATION; ORGANIZATIONAL IDENTIFICATION NUMBERS; CHANGES THERETO; ETC		22

19.	PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC		23

20.	REGISTRATION, ETC		23

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Table of Contents

(CONTINUED)

		Page

21.	TERMINATION; RELEASE	24

22.	NOTICES, ETC	25

23.	WAIVER; AMENDMENT; OBLIGATIONS ABSOLUTE	27

24.	SUCCESSORS AND ASSIGNS	27

25.	HEADINGS DESCRIPTIVE	27

26.	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	28

27.	PLEDGOR’S DUTIES	28

28.	COUNTERPARTS	29

29.	SEVERABILITY	28

30.	RECOURSE	28

31.	ADDITIONAL PLEDGORS	29

32.	LIMITED OBLIGATIONS	29

33.	RELEASE OF PLEDGORS	29

34.	AGREEMENT AMONG LENDERS	30

35.	ADMINISTRATIVE BORROWER	30

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ANNEX A	-	SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION, LOCATION AND ORGANIZATIONAL IDENTIFICATION NUMBERS

ANNEX B	-	SCHEDULE OF SUBSIDIARIES

ANNEX C-1	-	SCHEDULE OF STOCK

ANNEX C-2	-	SCHEDULE OF CERTIFICATED SECURITIES

ANNEX D	-	SCHEDULE OF NOTES

ANNEX E	-	SCHEDULE OF LIMITED LIABILITY COMPANY INTERESTS

ANNEX F	-	SCHEDULE OF PARTNERSHIP INTERESTS

ANNEX G	-	SCHEDULE OF CHIEF EXECUTIVE OFFICES

ANNEX H	-	FORM OF AGREEMENT REGARDING UNCERTIFICATED SECURITIES, LIMITED LIABILITY COMPANY INTERESTS AND PARTNERSHIP INTERESTS

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PLEDGE AGREEMENT

PLEDGE AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of November 23, 2015, among each of the undersigned pledgors (each, a “Pledgor” and, together with any other entity that becomes a pledgor hereunder pursuant to Section 31 hereof, the “Pledgors”) and PNC Bank, National Association, as collateral agent (the “Collateral Agent” and, together with any successor collateral agent, the “Pledgee”), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

WITNESSETH:

WHEREAS, Global Defense & National Security Systems, Inc. (which shall be renamed STG Group, Inc. immediately following the closing), a Delaware corporation (“Holdings”) (whose obligations as Borrower (as defined in the Credit Agreement) under the Credit Agreement will be immediately assumed by STG, Inc., a Virginia corporation (“STG”) and Access Systems, Incorporated, a Virginia corporation (“Access”) immediately upon closing), STG Group, Inc. (which shall be renamed STG Group Holdings, Inc. immediately following the closing), a Delaware corporation (“Parent”), the Guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), MC Admin Co LLC, as administrative agent (together with any successor administrative agent, the “Administrative Agent”), PNC Bank, National Association as collateral agent (together with any successor collateral agent, the “Collateral Agent”) have entered into a Credit Agreement, dated as of November 23, 2015 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”; defined terms used but not defined herein shall have the respective meaning ascribed thereto in the Credit Agreement), providing for the making of Loans to the Initial Borrower and the Borrowers, as contemplated therein (the Lenders, the Administrative Agent and the Collateral Agent are herein called the “Secured Creditors”);

WHEREAS, it is a condition precedent to the making of Loans to the Initial Borrower and the Borrowers under the Credit Agreement that each Pledgor shall have executed and delivered to the Pledgee this Agreement;

WHEREAS, pursuant to the Holdings Guaranty, Holdings has jointly and severally guaranteed the payment and performance when due of all Guaranteed Obligations as described therein;

WHEREAS, pursuant to the Subsidiaries Guaranty, the Subsidiaries party thereto have jointly and severally guaranteed the payment and performance when due of all Guaranteed Obligations as described therein; and

WHEREAS, each Pledgor will obtain benefits from the incurrence of Loans by the Initial Borrower and the Borrowers under the Credit Agreement and, if applicable, the entering into by the Borrowers and/or one or more of their Subsidiaries of Secured Hedging Agreements and, accordingly, desires to enter into this Agreement in order to satisfy the conditions described in the preceding recitals and to induce the Lenders to make Loans and enter into Secured Hedging Agreements to the Borrowers;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

1.          SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

(i)          the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium (including any Prepayment Premium), interest, fees, costs, and indemnities (including in each case, without limitation, all interest, fees or expenses that accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor or any Subsidiary thereof at the rate provided for in the respective documentation, whether or not a claim for post-petition interest, fee or expense is allowed in any such proceeding) of all Credit Parties to the Secured Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents (including, in the case of Holdings or any Subsidiary Guarantor that becomes party hereto, all such obligations, liabilities and indebtedness of such Pledgor under the Holdings Guaranty or the applicable Subsidiary Guaranty, respectively) and the due performance and compliance by all Credit Parties of and with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents (all such obligations, liabilities and indebtedness under this clause (i) except to the extent consisting of obligations, liabilities or indebtedness with respect to Secured Hedging Agreements, being herein collectively called the “Credit Document Obligations”);

(ii)         the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, in each case, without limitation, all interest, fees and expenses that accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Credit Party or any of its Subsidiaries at the rate provided for in the respective documentation, whether or not a claim for post-petition interest, fee or expense is allowed in any such proceeding) owing by all Credit Parties to the Secured Creditors under, or with respect to (including, in the case of Holdings or any Subsidiary Guarantor that becomes party hereto, all such obligations, liabilities and indebtedness of such Pledgor under the Holdings Guaranty or the applicable Subsidiary Guaranty, respectively), each Secured Hedging Agreement to which such Credit Party is a party, whether such Secured Hedging Agreement is now in existence or hereafter arising and the due performance and compliance by such Pledgor of and with all of the terms, conditions and agreements contained therein (all such obligations, liabilities and indebtedness described in this clause (ii) being herein collectively called the “Other Obligations”);

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(iii)        any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

(iv)        in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of such Pledgor referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys’ fees and court costs;

(v)         all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 12 of this Agreement; and

(vi)        all amounts owing to the Administrative Agent, the Pledgee or any of their respective affiliates pursuant to any of the Credit Documents in its capacity as such;

all such obligations, liabilities, indebtedness, sums and expenses set forth in clauses (i) through (vi) of this Section 1 being herein collectively called the “Obligations,” it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

2.          DEFINITIONS. (a) Reference to singular terms shall include the plural and vice versa.

(b)          The following capitalized terms used herein shall have the definitions specified below:

“Administrative Agent” shall have the meaning set forth in the recitals hereto.

“Adverse Claim” shall have the meaning given such term in Section 8-102(a)(1) of the UCC.

“Agreement” shall have the meaning set forth in the first paragraph hereof.

“Agreement Among Lenders” shall have the meaning ascribed thereto in the Credit Agreement.

“Certificated Security” shall have the meaning given such term in Section 8-102(a)(4) of the UCC.

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“Clearing Corporation” shall have the meaning given such term in Section 8-102(a)(5) of the UCC.

“Collateral” shall have the meaning set forth in Section 3.1 hereof.

“Collateral Accounts” shall mean any and all accounts established and maintained by the Pledgee in the name of any Pledgor to which Collateral may be credited.

“Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Credit Document Obligations” shall have the meaning set forth in Section 1(i) hereof.

“Equity Interest” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) equity of such Person, including, without limitation, any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“Event of Default” shall mean any Event of Default (or similar term) under, and as defined in, the Credit Agreement or in any Secured Hedging Agreement entered into with a Secured Creditor and shall in any event include, without limitation, any payment default on any of the Obligations after the expiration of any applicable grace period.

“Excluded Equity Interests” shall mean any voting stock in excess of 66⅔% of the total combined voting power of all classes of Equity Interests of any Foreign Subsidiary.

“Financial Asset” shall have the meaning given such term in Section 8-102(a)(9) of the UCC.

“Holdings” shall have the meaning set forth in the recitals hereto.

“Holdings Guaranty” shall mean the guaranty provided by Holdings pursuant to Section 15 of the Credit Agreement.

“Indemnitees” shall have the meaning set forth in Section 12 hereof.

“Instrument” shall have the meaning given such term in Section 9-102(a)(47) of the UCC.

“Investment Property” shall have the meaning given such term in Section 9-102(a)(49) of the UCC.

“Lenders” shall have the meaning set forth in the recitals hereto.

“Limited Liability Company Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interest in other limited liability companies), at any time owned by any Pledgor or represented by any Limited Liability Company Interest.

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“Limited Liability Company Interests” shall mean the entire limited liability company membership interest at any time owned by any Pledgor in any limited liability company.

“Location” of any Pledgor shall mean such Pledgor’s “location” as determined pursuant to Section 9-307 of the UCC.

“Notes” shall mean (x) all intercompany notes at any time issued to each Pledgor and (y) all other promissory notes from time to time issued to, or held by, each Pledgor.

“Obligations” shall have the meaning set forth in Section 1 hereof.

“Other Obligations” shall have the meaning set forth in Section 1(ii) hereof.

“Partnership Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interest in other partnerships), at any time owned or represented by any Partnership Interest.

“Partnership Interest” shall mean the entire general partnership interest or limited partnership interest at any time owned by any Pledgor in any general partnership or limited partnership.

“Person” means any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Pledged Notes” shall have the meaning set forth in Section 3.5 hereof.

“Pledgee” shall have the meaning set forth in the first paragraph hereof.

“Pledgor” shall have the meaning set forth in the first paragraph hereof.

“Proceeds” shall have the meaning given such term in Section 9-102(a)(64) of the UCC and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Pledgee or any Pledgor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Registered Organization” shall mean a “registered organization” as such term is defined in Section 9-102 (a) (70) of the UCC.

“Required Lenders” shall have the meaning given such term in the Credit Agreement.

“Required Secured Creditors” shall have the meaning provided in the Security Agreement.

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“Secured Creditors” shall have the meaning set forth in the recitals hereto, and shall include any Lender or an affiliate of a Lender that is counterparty to any Secured Hedging Agreement.

“Secured Debt Agreements” shall mean and include (i) this Agreement and the other Credit Documents and (ii) the Secured Hedging Agreements entered into with any Secured Creditor.

“Secured Hedging Agreements” shall mean and include any Lender-Provided Interest Rate Protection Agreements or Lender-Provided Other Hedging Agreements.

“Securities Account” shall have the meaning given such term in Section 8-501(a) of the UCC.

“Securities Act” shall mean the Securities Act of 1933, as amended, as in effect from time to time.

“Securities Intermediary” shall have the meaning given such term in Section 8-102(14) of the UCC.

“Security” and “Securities” shall have the meaning given such term in Section 8-102(a)(15) of the UCC and shall in any event also include all Stock and all Notes.

“Security Entitlement” shall have the meaning given such term in Section 8-102(a)(17) of the UCC.

“Stock” shall mean all of the issued and outstanding shares of capital stock at any time owned by any Pledgor of any corporation.

“Subsidiary” means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person, and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

“Termination Date” shall have the meaning set forth in Section 21 hereof.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific sections or subsections of the UCC are references to such sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

“Uncertificated Security” shall have the meaning given such term in Section 8-102(a)(18) of the UCC.

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3.          PLEDGE OF SECURITIES, ETC.

3.1         Pledge. To secure the Obligations now or hereafter owed or to be performed by such Pledgor, each Pledgor does hereby grant, pledge and assign to the Pledgee for the benefit of the Secured Creditors, and does hereby create a continuing security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of its right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):

(a)         each of the Collateral Accounts, including any and all assets of whatever type or kind deposited by such Pledgor in each such Collateral Account, whether now owned or hereafter acquired, existing or arising, including, without limitation, all Financial Assets, Investment Property, monies, checks, drafts, Instruments, Securities or interests therein of any type or nature deposited or required by the Credit Agreement or any other Secured Debt Agreement to be deposited in each such Collateral Account, and all investments and all certificates and other Instruments (including depository receipts, if any) from time to time representing or evidencing the same, and all dividends, interest, distributions, cash and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

(b)         all Securities owned or held by such Pledgor from time to time and all options and warrants owned by such Pledgor from time to time to purchase Securities, together with all rights, privileges, authority and powers of such Pledgor relating to such Securities in each such issuer or under any organizational document of each such issuer, and the certificates, instruments and agreements representing such Securities and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Securities;

(c)         all Limited Liability Company Interests owned by such Pledgor from time to time and all of its right, title and interest in each limited liability company to which each such interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Limited Liability Company Interests and applicable law:

(A)        all the capital thereof and its interest in all profits, income, surpluses, losses, Limited Liability Company Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;

(B)         all other payments due or to become due to such Pledgor in respect of Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C)         all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests;

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(D)        all present and future claims, if any, of such Pledgor against any such limited liability company for monies loaned or advanced, for services rendered or otherwise;

(E)         all of such Pledgor’s rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any such limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F)         all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

(d)         all Partnership Interests owned by such Pledgor from time to time and all of its right, title and interest in each partnership to which each such interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Partnership Interests and applicable law:

(A)        all the capital thereof and its interest in all profits, income, surpluses, losses, Partnership Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests;

(B)        all other payments due or to become due to such Pledgor in respect of Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C)        all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement or operating agreement, or at law or otherwise in respect of such Partnership Interests;

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(D)        all present and future claims, if any, of such Pledgor against any such partnership for monies loaned or advanced, for services rendered or otherwise;

(E)         all of such Pledgor’s rights under any partnership agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F)         all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

(e)         all Security Entitlements owned by such Pledgor from time to time in any and all of the foregoing;

(f)          all Financial Assets and Investment Property owned by such Pledgor from time to time; and

(g)         all Proceeds of any and all of the foregoing.

Notwithstanding any of the other provisions set forth in this Section 3.1 to the contrary, the term Collateral shall not include, and this Agreement shall not constitute a grant of a security interest in any Excluded Equity Interests.

3.2         Procedures. (a) To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by the respective Pledgor) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto, the respective Pledgor shall (to the extent provided below) take the following actions as set forth below (as promptly as practicable and, in any event, within 7 Business Days after it obtains such Collateral (or such longer period as agreed to by the Collateral Agent in its sole discretion) for the benefit of the Pledgee and the other Secured Creditors:

(i)          with respect to a Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation or Securities Intermediary), the respective Pledgor shall physically deliver such Certificated Security to the Pledgee, endorsed to the Pledgee or endorsed in blank (and on the date hereof, the Holdings shall deliver to the Pledgee the Certificated Securities set forth on Annex C-2 hereto, endorsed to the Pledgee or endorsed in blank);

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(ii)         with respect to an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation or Securities Intermediary), the respective Pledgor shall cause the issuer of such Uncertificated Security (or, in the case of an issuer that is not a Subsidiary of such Pledgor, will use its reasonable efforts to cause such issuer) to duly authorize and execute, and deliver to the Pledgee, an agreement for the benefit of the Pledgee and the other Secured Creditors substantially in the form of Annex H hereto (appropriately completed to the reasonable satisfaction of the Pledgee and with such modifications, if any, as shall be reasonably satisfactory to the Pledgee) pursuant to which such issuer agrees to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security originated by any other Person other than a court of competent jurisdiction;

(iii)        with respect to a Certificated Security, Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), the Administrative Borrower on behalf of the respective Pledgor shall promptly notify the Pledgee and the Administrative Agent thereof and shall promptly take all reasonable actions required (x) to comply with the applicable rules of such Clearing Corporation or Securities Intermediary, and (y) to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 9-314(a) and (c), 9-106 and 8-106(d) of the UCC). The Pledgor further agrees to take such actions as the Pledgee deems reasonably necessary or desirable to effect the foregoing;

(iv)        with respect to a Partnership Interest or a Limited Liability Company Interest (other than a Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary), (x) if such Partnership Interest or Limited Liability Company Interest is represented by a certificate and is a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(i) hereof, and (y) if such Partnership Interest or Limited Liability Company Interest is not represented by a certificate or is not a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(ii) hereof;

(v)         with respect to any Note, physical delivery of such Note to the Pledgee, endorsed to the Pledgee or endorsed in blank; and

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(vi)        with respect to cash proceeds from any of the Collateral described in Section 3.1 hereof for which the Pledgee is entitled to retain pursuant to the terms of this Agreement, (i) establishment by the Pledgee of a cash account in the name of such Pledgor over which the Pledgee shall have “control” within the meaning of the UCC and at any time any Default or an Event of Default is in existence no withdrawals or transfers may be made therefrom by any Person except with the prior written consent of the Pledgee and the Administrative Agent and (ii) deposit of such cash in such cash account.

(b)         In addition to the actions required to be taken pursuant to Section 3.2(a) hereof, each Pledgor shall take the following additional actions with respect to the Securities and Collateral:

(i)          with respect to all Collateral of such Pledgor whereby or with respect to which the Pledgee may obtain “control” thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), the respective Pledgor shall take all actions as may be reasonably requested from time to time by the Pledgee or the Administrative Agent so that “control” of such Collateral is obtained and at all times held by the Pledgee; and

(ii)         each Pledgor shall from time to time cause appropriate financing statements (on Form UCC-1 or other appropriate form) under the Uniform Commercial Code as in effect in the various relevant States, covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the Pledgee and the Administrative Agent), to be filed in the relevant filing offices so that at all times the Pledgee has a security interest in all Investment Property and other Collateral which is perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant States, including, without limitation, Section 9-312(a) of the UCC).

3.3         Subsequently Acquired Collateral. If any Pledgor shall acquire (by purchase, stock dividend or similar distribution or otherwise) any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, the respective Pledgor will thereafter take (or cause to be taken) all action (as promptly as practicable and, in any event, within 7 Business Days after it obtains such Collateral) with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof, and will promptly thereafter deliver to the Pledgee and the Administrative Agent (i) a certificate executed by an authorized officer of such Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Creditors) hereunder, and (ii) such supplements to Annexes A through G hereto as are reasonably necessary to cause such annexes to be complete and accurate at such time.

3.4         Transfer Taxes. Each pledge of Collateral under Section 3.1 or Section 3.3 hereof shall be accompanied by any transfer tax stamps required, or such other documentation as will establish that any applicable tax has been paid, in connection with the pledge of such Collateral.

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3.5         Definition of Pledged Notes. All Notes at any time pledged or required to be pledged hereunder are hereinafter called the “Pledged Notes.”

3.6         Certain Representations and Warranties Regarding the Collateral. Each Pledgor represents and warrants that on the date hereof: (i) the exact legal name of such Pledgor, the type of organization of such Pledgor, whether or not such Pledgor is a Registered Organization, the jurisdiction of organization of such Pledgor, such Pledgor’s Location, the organizational identification number (if any) of such Pledgor, is listed on Annex A hereto; (ii) each Subsidiary of such Pledgor, and the direct ownership thereof, is listed in Annex B hereto; (iii) the Stock (and any warrants or options to purchase Stock) held by such Pledgor consists of the number and type of shares of the stock (or warrants or options to purchase any stock) of the corporations as described in Annex C-1 hereto; (iv) such Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex C-1 hereto; (v) the Notes held by such Pledgor consist of the promissory notes described in Annex D hereto where such Pledgor is listed as the lender; (vi) the Limited Liability Company Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex E hereto; (vii) each such Limited Liability Company Interest constitutes that percentage of the issued and outstanding equity interest of the issuing Person as set forth in Annex E hereto; (viii) the Partnership Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex F hereto; (ix) each such Partnership Interest constitutes that percentage or portion of the entire partnership interest of the Partnership as set forth in Annex F hereto; (x) the exact address of the chief executive office of such Pledgor is listed on Annex G hereto; (xi) the Pledgor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in Annexes B through F hereto; and (xi) on the date hereof, such Pledgor owns no other Securities, Stock, Notes, Limited Liability Company Interests or Partnership Interests.

4.          APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee; provided, that no such appointment of a sub-agent shall affect the obligations of the Pledgee under this Agreement.

5.          VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate, result in a breach of any covenant contained in, or be inconsistent with any of the terms of any Secured Debt Agreement, or which could reasonably be expected to have the effect of materially impairing the value of the Collateral or any part thereof, or in a manner adverse to the position or interests of the Pledgee or any other Secured Creditor in the Collateral, unless expressly permitted by the terms of the Secured Debt Agreements. All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing (provided that no such notice shall be required if any Event of Default under Section 12.05 of the Credit Agreement has occurred and is continuing), and Section 7 hereof shall become applicable.

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6.          DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until there shall have occurred and be continuing an Event of Default, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the respective Pledgor. The Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

(i)          all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash dividends other than as set forth above) paid or distributed by way of dividend or otherwise in respect of the Collateral;

(ii)         all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash (although such cash may be paid directly to the respective Pledgor so long as no Event of Default then exists)) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(iii)        all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash but only if an Event of Default has occurred and is continuing) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization.

Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee’s right to receive the proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this Section 6 or Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

7.          REMEDIES IN CASE OF AN EVENT OF DEFAULT. If there shall have occurred and be continuing an Event of Default, then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the UCC as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights (to the extent permitted by the terms of the Agreement Among Lenders), which each Pledgor hereby agrees to be commercially reasonable:

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(i)          to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the respective Pledgor;

(ii)         to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees;

(iii)        to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

(iv)        to appoint by instrument in writing a receiver (which term as used in this Agreement includes a receiver and manager) or agent of all or any part of the Collateral and remove or replace from time to time any receiver or agent;

(v)         to institute proceedings in any court of competent jurisdiction for the appointment of a receiver of all or any part of the Collateral;

(vi)        to vote (and exercise all rights and powers in respect of voting) all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so);

(vii)       at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise purchase or dispose of all or any part of the Collateral, or any interest therein (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 5 days’ written notice of the time and place of any such sale shall be given to the Administrative Borrower for the respective Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security or the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and

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(viii)      to set-off any and all Collateral against any and all Obligations, and to withdraw any and all cash or other Collateral from any and all Collateral Accounts and to apply such cash and other Collateral to the payment of any and all Obligations.

8.          REMEDIES, CUMULATIVE, ETC. Each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee, in each case, acting upon the instructions of the Required Secured Creditors, and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement and the Security Agreement.

9.          RECEIVER’S POWERS. (a) Any receiver appointed by the Pledgee pursuant to Section 7 hereof is vested with the rights and remedies which could have been exercised by the Pledgee in respect of any Pledgor or the Collateral and such other powers and discretions as are granted in the instrument of appointment and any supplemental instruments. The identity of the receiver, its replacement and its remuneration are within the sole and unfettered discretion of the Pledgee.

(b)          Any receiver appointed by the Pledgee pursuant to Section 7 hereof will act as agent for the Pledgee for the purposes of taking possession of the Collateral, but otherwise and for all other purposes (except as provided below), as agent for the Pledgors. The receiver may sell, lease, or otherwise dispose of Collateral in accordance with the terms hereof as agent for the Pledgors or as agent for the Pledgee as the Pledgee may determine in its discretion. Each Pledgor agrees to ratify and confirm all actions of the receiver acting as agent for such Pledgor so long as such actions are taken in accordance with the terms hereof.

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(c)          The Pledgee, in appointing or refraining from appointing any receiver, does not incur liability to the receiver, the Pledgors or otherwise and is not responsible for any misconduct or negligence of such receiver except to the extent resulting from the gross negligence or willful misconduct of the Pledgee (as determined by a court of competent jurisdiction in a final and non-appealable decision) it being agreed that appointing or refraining from appointing any receiver in the reasonable judgment of the Pledgee’s or based on the advice of advisors or counsel shall not constitute gross negligence or willful misconduct.

10.         APPLICATION OF PROCEEDS. (a) All monies collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other monies received by the Pledgee hereunder, shall be applied in the manner provided in Section 7.4 of the Security Agreement.

(b)          It is understood and agreed that the Pledgors shall remain jointly and severally liable with respect to their Obligations to the extent of any deficiency between (i) the amount of the proceeds of the Collateral pledged by them hereunder and the collateral granted under the other Security Documents and (ii) the aggregate amount of such Obligations.

(c)          It is understood and agreed by each Pledgor and each Secured Creditor that the Pledgee shall have no liability for any determinations made by it in this Section 10, in each case except to the extent resulting from the gross negligence or willful misconduct of the Pledgee (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Pledgor and each Secured Creditor also agrees that the Pledgee may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof, and the Pledgee shall be entitled to wait for, and may conclusively rely on, any such determination.

11.         PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making such sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

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12.         INDEMNITY; WAIVER OF CLAIMS.

12.1       Indemnification. Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee and each other Secured Creditor (in their capacity as such) and their respective successors, assigns, employees, advisors, agents (including any receiver appointed pursuant to Section 7 hereof) and affiliates (individually an “Indemnitee,” and collectively, the “Indemnitees”) from and against any and all obligations, damages, injuries, penalties, claims, demands, losses, judgments and liabilities (including, without limitation, liabilities for tax, penalties, and interest on either) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs, expenses and disbursements, including reasonable attorneys’ fees and expenses, in each case arising out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder (but excluding any obligations, damages, injuries, penalties, claims, demands, losses, judgments and liabilities (including, without limitation, liabilities for penalties) or expenses of whatever kind or nature to the extent incurred or arising by reason of the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)). In no event shall the Pledgee hereunder be liable, in the absence of gross negligence or willful misconduct on its part (as determined by a court of competent jurisdiction in a final and non-appealable decision), for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this Section 12 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The indemnity obligations of each Pledgor contained in this Section 12 shall continue in full force and effect notwithstanding the full payment of all Loans made under the Credit Agreement, the termination of all Secured Hedging Agreements, and the payment of all other Obligations and notwithstanding the discharge thereof and the occurrence of the Termination Date.

12.2       Waiver of Claims. Except as otherwise provided in this Agreement, EACH PLEDGOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and each Pledgor hereby further waives, to the extent permitted by law:

(i)          all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the Collateral Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision);

(ii)         all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and

(iii)        all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Pledgor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

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Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Pledgor.

13.        PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER. (a) Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a member of any limited liability company or as a partner of any partnership and neither the Pledgee nor any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of Collateral consisting of a Limited Liability Company Interest or a Partnership Interest pursuant hereto and is admitted as a member or partner of the respective Limited Liability Company or Partnership, this Agreement shall not be construed as creating a partnership or joint venture between or among the Pledgee, any other Secured Creditor, any Pledgor and/or any other Person.

(b)         Except as provided in the last sentence of paragraph (a) of this Section 13, the Pledgee, by accepting this Agreement, did not intend to become a member of any limited liability company or a partner of any partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor, any limited liability company, partnership and/or any other Person either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any limited liability company or as a partner of any partnership or any Pledgor except as provided in the last sentence of paragraph (a) of this Section 13.

(c)         The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.

(d)         The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

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14.         FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor’s own expense, file and refile under the UCC or other applicable law such financing statements, continuation statements and other documents, in form reasonably acceptable to the Pledgee, in such offices as the Pledgee (acting on its own or on the instructions of the Required Lenders) may deem reasonably necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee’s security interest in the Collateral hereunder and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral (including, without limitation, (x) financing statements which list the Collateral specifically and/or “all assets” as collateral and (y) “in lieu of” financing statements) without the signature of such Pledgor where permitted by law, in such offices as the Pledgee may reasonably deem necessary or advisable or wherever required or permitted by law in order to perfect and preserve the Pledgee’s security interest in the Collateral hereunder, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee or the Administrative Agent may reasonably require or deem reasonably necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder or thereunder.

(b)          Each Pledgor hereby constitutes and appoints the Pledgee its true and lawful attorney-in-fact, irrevocably, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time solely after the occurrence and during the continuance of an Event of Default, in the Pledgee’s reasonable discretion, to act, require, demand, receive and give acquittance for any and all monies and claims for monies due or to become due to such Pledgor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest.

15.         THE PLEDGEE AS COLLATERAL AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood, acknowledged and agreed by each Secured Creditor that by accepting the benefits of this Agreement, each such Secured Creditor acknowledges and agrees (i) that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Section 13.10 of the Credit Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Section 13.10 of the Credit Agreement.

16.         TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein, except for Permitted Liens or sales or transfers permitted by the Credit Agreement.

17.         REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. (a) Each Pledgor represents, warrants and covenants as to itself and each of its Subsidiaries that:

(i)          it is the legal, beneficial and record owner of, and has good and marketable title to, all of its Collateral consisting of one or more Securities, Partnership Interests and Limited Liability Company Interests and that it has sufficient interest in all of its Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement);

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(ii)         it has full power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;

(iii)        this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(iv)        except to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with (a) the execution, delivery or performance of this Agreement by such Pledgor, (b) the validity or enforceability of this Agreement against such Pledgor (except as set forth in clause (iii) above), (c) the perfection or enforceability of the Pledgee’s security interest in such Pledgor’s Collateral, or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;

(v)         neither the execution, delivery or performance by such Pledgor of this Agreement, nor compliance by it with the terms and provisions hereof nor the consummation of the transactions contemplated herein: (i) will contravene any provision of any applicable law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court, arbitrator or governmental instrumentality, domestic or foreign, applicable to such Pledgor; (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the properties or assets of such Pledgor or any of its Subsidiaries pursuant to the terms of any indenture, lease, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or other instrument to which such Pledgor or any of its Subsidiaries is a party or is otherwise bound, or by which it or any of its properties or assets is bound or to which it may be subject; or (iii) will violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation or limited liability company agreement (or equivalent organizational documents), as the case may be, of such Pledgor or any of its Subsidiaries;

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(vi)        all of such Pledgor’s Collateral (consisting of Securities, Limited Liability Company Interests or Partnership Interests) has been duly and validly issued and acquired, is fully paid and non-assessable and is subject to no options to purchase or similar rights;

(vii)       each of such Pledgor’s Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(viii)      the pledge, collateral assignment and delivery to the Pledgee of such Pledgor’s Collateral consisting of Certificated Securities and Pledged Notes pursuant to this Agreement creates a valid and perfected first priority security interest in such Certificated Securities and Pledged Notes, and the proceeds thereof, subject to no prior Lien or encumbrance or to any agreement purporting to grant to any third party a Lien or encumbrance on the property or assets of such Pledgor which would include the Securities and the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral;

(ix)         “control” (as defined in Section 8-106 of the UCC) has been obtained by the Pledgee over all of such Pledgor’s Collateral consisting of Securities (including, without limitation, Notes which are Securities, if any) with respect to which such “control” may be obtained pursuant to Section 8-106 of the UCC except to the extent that the obligation of the applicable Pledgor to provide the Pledgee with “control” of such Collateral has not yet arisen under this Agreement; provided that in the case of the Pledgee obtaining “control” (as such term is used in the UCC) over Collateral consisting of a Security Entitlement, such Pledgor shall have taken all steps in its control so that the Pledgee obtains “control” (as such term is used in the UCC) over such Security Entitlement; and

(x)          the Pledgors shall not take any action to cause any limited liability, unit or other membership interest of the Collateral to be or become a “security” within the meaning of, or to be governed by, Article 8 of the Uniform Commercial Code as in effect under the laws of any state having jurisdiction, and shall not cause any Subsidiary to “opt in” or to take any other action seeking to establish any membership interest of the Collateral as a “security” or to become certificated unless such interest is certificated, pledged and delivered to the Pledgee in accordance with Section 3.2(a)(i) hereof.

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(b)          Each Pledgor covenants and agrees that it will defend the Pledgee’s right, title and security interest in and to such Pledgor’s Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee by such Pledgor as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.

(c)          Each Pledgor covenants and agrees that it will take no action which would violate any of the terms of any Secured Debt Agreement.

18.        LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION); JURISDICTION OF ORGANIZATION; LOCATION; ORGANIZATIONAL IDENTIFICATION NUMBERS; CHANGES THERETO; ETC. The exact legal name of each Pledgor, the type of organization of such Pledgor, whether or not such Pledgor is a Registered Organization, the jurisdiction of organization of such Pledgor, such Pledgor’s Location, and the organizational identification number (if any) of such Pledgor, as of the date hereof, are listed on Annex A hereto for such Pledgor. No Pledgor shall change its legal name, its type of organization (including without limitation its status as a Registered Organization, in the case of each Registered Organization), its jurisdiction of organization, its Location or its organizational identification number (if any) from that listed on Annex A hereto for such Pledgor or those that may have been established after the date of this Agreement in accordance with the immediately succeeding sentence of this Section 18. No Pledgor shall change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), as the case may be, its jurisdiction of organization, its Location, or its organizational identification number (if any), except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Secured Debt Agreements and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) any Pledgor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Pledgee and the Administrative Agent not less than 15 days’ prior written notice of each change to the information listed on Annex A (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex A which shall correct all information contained therein for the respective Pledgor, and (ii) in connection with such respective change or changes, it shall have taken all action reasonably requested by the Pledgee to maintain the security interests of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that any Pledgor does not have an organizational identification number on the date hereof and later obtains one, the Administrative Borrower on behalf of such Pledgor shall promptly thereafter notify the Pledgee and the Administrative Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Pledgee and the Administrative Agent to the extent necessary to maintain the security interest of the Pledgee in the Collateral intended to be granted hereby fully perfected and in full force and effect.

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19.        PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC. Prior to the Termination Date, the obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof (except to the extent that any such modification expressly and directly relates to such Pledgor’s obligations under this Agreement); (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

20.        REGISTRATION, ETC. (a) If there shall have occurred and be continuing an Event of Default then, and in every such case, upon receipt by any Pledgor from the Pledgee of a written request or requests that such Pledgor cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests of, or owned by, such Pledgor, such Pledgor as soon as practicable and at its expense will cause such registration to be declared effected (and be kept effective) and will cause such qualification and compliance to be declared effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Collateral including, without limitation, registration under the Securities Act, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other governmental requirements; provided, that the Pledgee shall furnish to the Administrative Borrower on behalf of such Pledgor such information regarding the Pledgee as the Administrative Borrower on behalf of such Pledgor may reasonably request in writing and as shall be required in connection with any such registration, qualification or compliance. The Administrative Borrower on behalf of the respective Pledgor will cause the Pledgee to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars or other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify the Pledgee, each other Secured Creditor and all others participating in the distribution of such Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to the Administrative Borrower on behalf of such Pledgor by the Pledgee or such other Secured Creditor expressly for use therein.

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(b)          If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests pursuant to Section 7 hereof, and the Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral, as the case may be, or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem reasonably necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, in good faith deems reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

21.        TERMINATION; RELEASE. (a) After the Termination Date, this Agreement and the security interest created by hereby shall automatically terminate (provided that all indemnities set forth herein including, without limitation, in Section 12 hereof shall survive any such termination), and the Pledgee, at the request and expense of the Administrative Borrower on behalf of such Pledgor, will execute and deliver to the Administrative Borrower on behalf of any Pledgor a proper instrument or instruments (including UCC termination statements) acknowledging the satisfaction and termination of this Agreement (including, without limitation, UCC termination statements and instruments of satisfaction, discharge and/or reconveyance), and will duly release from the security interest created hereby and, and will duly assign, transfer and deliver to the Administrative Borrower on behalf of such Pledgor or to the applicable purchaser or transferee (if any) specified by such Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its sub-agents hereunder and, with respect to any Collateral consisting of an Uncertificated Security, a Partnership Interest or a Limited Liability Company Interest (other than an Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary), a termination of the agreement relating thereto executed and delivered by the issuer of such Uncertificated Security pursuant to Section 3.2(a)(ii) or by the respective partnership or limited liability company pursuant to Section 3.2(a)(iv). As used in this Agreement, “Termination Date” shall mean the date upon which the Commitments under the Credit Agreement have been terminated, all Secured Hedging Agreements entered into with any Secured Creditors have been terminated and all Loans thereunder have been repaid in full, and all other Obligations (other than indemnities described in Section 12 hereof and described in Section 13.06 of the Credit Agreement, and any other indemnities set forth in any other Security Documents, in each case which are not then due and payable) then due and payable have been paid in full in cash in accordance with the terms thereof.

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(b)          In the event that any part of the Collateral is sold or otherwise disposed of (to a Person other than a Credit Party) (x) at any time prior to the time at which all Credit Document Obligations have been paid in full and all Commitments under the Credit Agreement have been terminated, in connection with a sale or other disposition permitted by Section 11.02 of the Credit Agreement or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 14.12 of the Credit Agreement) or (y) at any time thereafter, to the extent permitted by the other Secured Debt Agreements, and in the case of clauses (x) and (y), the proceeds of such sale or disposition (or from such release) are applied in accordance with the terms of the Credit Agreement or such other Secured Debt Agreement, as the case may be, to the extent required to be so applied, the Pledgee, at the request and expense of such Pledgor, will duly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to the Administrative Borrower on behalf of such Pledgor or to the applicable purchaser or transferee (if any) specified by the Administrative Borrower on behalf of such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Pledgee (or, in the case of Collateral held by any sub-agent designated pursuant to Section 4 hereto, such sub-agent) and has not theretofore been released pursuant to this Agreement.

(c)          At any time that any Pledgor desires that Collateral be released as provided in the foregoing Section 21(a) or (b), the Administrative Borrower on behalf of such Pledgor shall deliver to the Pledgee (and the relevant sub-agent, if any, designated pursuant to Section 4 hereof) and the Administrative Agent a certificate signed by an authorized officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to Section 21(a) or (b) hereof.

(d)          The Pledgee shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with this Section 21.

22.        NOTICES, ETC. Except as otherwise provided herein, all notices and communications hereunder shall be in writing (including via email, facsimile, and other electronic communication) and mailed, emailed, faxed or otherwise delivered and all such notices and communications shall, when mailed (certified return receipt required), emailed, faxed, or sent by overnight courier, be effective when deposited in the mails, delivered to the email service provider or overnight courier, as the case may be, or sent by fax or email, except that notices and communications to the Pledgee or any Pledgor shall not be effective until received by the Pledgee or the Administrative Borrower on behalf of such Pledgor, as the case may be. All such notices and other communications shall be in writing and addressed as follows:

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(a)          if to any Pledgor, at:

c/o STG, Inc.

11091 Sunset Hills Road, suite 200

Reston, VA 20190

Attention: Keith A. Lynch

Telephone No.: (703) 691-2480 x1172

Facsimile No.: (703) 691-3261

Email: Klynch@stg.com

With a copy to:

Morrison & Foerster LLP

250 W. 55th Street

New York, NY 10019-9601

Attention: Geoffrey R. Peck, Esq.

Telephone No.: (212) 336-4183

Facsimile No.: (212) 468-7900

Email: GPeck@mofo.com

(b)          if to the Pledgee, at:

600 Galleria Parkway, Suite 890

Atlanta, GA 30339

Attention: Heath J. Hayes

Facsimile No.: (770)-953-6046

With a copy to:

Blank Rome LLP

The Chrysler Building

405 Lexington Avenue

New York, NY 10174-0208

Attention: Lawrence F. Flick II

Telephone No.: (212) 885-5556

Facsimile No.: (212) 832-5556

Email: Flick@blankrome.com

(c)          if to any Secured Creditor, at such address as such Secured Creditor shall have specified in the Credit Agreement;

or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

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23.        WAIVER; AMENDMENT; OBLIGATIONS ABSOLUTE. (a) Except as provided in Sections 21 and 31 hereof, none of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Pledgor directly affected thereby (it being understood that the addition or release of any Pledgor hereunder shall not constitute a change, waiver, discharge or termination affecting any Pledgor other than the Pledgor so added or released) and (in each case) the Collateral Agent (with the written consent of the Required Secured Creditors); provided, however, (i) that supplements to the Annexes hereto may be made without the consent of any Secured Creditor, other than the Collateral Agent, as provided herein or therein, and (ii) Pledgors may be released from their obligations hereunder and new Pledgors may be added hereto without the consent of any Secured Creditors other than the Collateral Agent, as provided herein or therein.

(b)          The obligations of each Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Pledgor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Agreement; or (c) any amendment to or modification of any Secured Debt Agreement or any security for any of the Obligations, whether or not the Administrative Borrower on behalf of such Pledgor shall have notice or knowledge of any of the foregoing.

24.        SUCCESSORS AND ASSIGNS. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 21 hereof, (ii) be binding upon each Pledgor, its successors and assigns; provided, however, that no Pledgor shall assign any of its rights or obligations hereunder without the prior written consent of the Pledgee (with the prior written consent of the Required Secured Creditors), and (iii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee, the other Secured Creditors and their respective successors, transferees and assigns. All agreements, statements, representations and warranties made by each Pledgor herein or in any certificate or other instrument delivered by such Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

25.        HEADINGS DESCRIPTIVE. The headings of the several Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

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26.        GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PLEDGOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PLEDGOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH PLEDGOR. EACH PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH PLEDGOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 22 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PLEDGEE UNDER THIS AGREEMENT, OR ANY SECURED CREDITOR, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PLEDGOR IN ANY OTHER JURISDICTION.

(b)          EACH PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)          EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

27.        PLEDGOR’S DUTIES. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Pledgor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Pledgee shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Pledgee be required or obligated in any manner to perform or fulfill any of the obligations of any Pledgor under or with respect to any Collateral.

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28.         COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart hereof by facsimile or electronic transmission shall be effective as delivery of an original executed counterpart hereof.

29.         SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

30.         RECOURSE. This Agreement is made with full recourse to each Pledgor and pursuant to and upon all the representations, warranties, covenants and agreements on the part of such Pledgor contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

31.         ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of Holdings that is required to execute a counterpart of this Agreement after the date hereof pursuant to the Credit Agreement or any other Credit Document shall become a Pledgor hereunder by (x) executing a counterpart hereof or a joinder agreement and delivering the same to the Pledgee and the Administrative Agent, (y) delivering supplements to Annexes A through G hereto as are necessary to cause such annexes to be complete and accurate with respect to such additional Pledgor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Pledgee and the Administrative Agent and with all documents and actions required above to be executed or taken, as the case may be, to the reasonable satisfaction of the Pledgee and the Administrative Agent.

32.         LIMITED OBLIGATIONS. It is the desire and intent of each Pledgor and the Secured Creditors that this Agreement shall be enforced against each Pledgor to the fullest extent permissible under the laws applied in each jurisdiction in which enforcement is sought. Notwithstanding anything to the contrary contained herein, in furtherance of the foregoing, it is noted that the obligations of Holdings and each Pledgor constituting a Subsidiary Guarantor have been limited as provided in the Holdings Guaranty or the applicable Subsidiary Guaranty, if any.

33.         RELEASE OF PLEDGORS. If at any time all of the Equity Interests of any Pledgor owned by Holdings or any of its Subsidiaries are sold to a Person other than a Credit Party in a transaction permitted pursuant to the Credit Agreement (and which does not violate the terms of any other Secured Debt Agreement then in effect), then, such Pledgor shall be released as a Pledgor pursuant to this Agreement without any further action hereunder (it being understood that the sale of all of the Equity Interests in any Person that owns, directly or indirectly, all of the Equity Interests in any Pledgor shall be deemed to be a sale of all of the Equity Interests in such Pledgor for purposes of this Section), and the Pledgee is authorized and directed to execute and deliver such instruments of release as are reasonably satisfactory to it. At any time that Holdings desires that a Pledgor be released from this Agreement as provided in this Section 33, the Administrative Borrower on behalf of Holdings shall deliver to the Pledgee and the Administrative Agent a certificate signed by an authorized officer of Holdings stating that the release of such Pledgor is permitted pursuant to this Section 33. If requested by Pledgee or the Administrative Agent (although the Pledgee shall have no obligation to make any such request), the Administrative Borrower on behalf of Holdings shall furnish legal opinions (from counsel reasonably acceptable to the Pledgee and the Administrative Agent) to the effect set forth in the immediately preceding sentence. The Pledgee shall have no liability whatsoever to any other Secured Creditor as a result of the release of any Pledgor by it in accordance with, or which it believes to be in accordance with, this Section 33.

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34.         AGREEMENT AMONG LENDERS. Each of the undersigned Pledgors hereby acknowledges the terms and provisions of the Agreement Among Lenders and agrees to be bound by such terms solely in relation to the application of payments or proceeds made as set forth in the Agreement Among Lenders, including Section 7 thereof. Notwithstanding anything to the contrary contained herein or in any other Credit Document, in the event of any conflict or inconsistency between this Agreement and the Agreement Among Lenders, the terms of the Agreement Among Lenders shall govern and control.

35.         ADMINISTRATIVE BORROWER. Each Pledgor confirms and accepts that the provisions contained in Section 14.25 of the Credit Agreement applicable to each Pledgor are incorporated by reference herein as if contained herein, and are applicable to each Pledgor hereunder.

* * * *

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IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

PLEDGORS:

GLOBAL DEFENSE & NATIONAL
SECURITY SYSTEMS, INC.,
as Pledgor

By:	/s/ Damian Perl
	Name:	Damian Perl
	Title:	Chairman of the Board

STG GROUP, INC.,
as Pledgor

By:	/s/ Paul Fernandes
	Name:	Paul Fernandes
	Title:	President

STG, INC.,
as Pledgor

By:	/s/ Paul Fernandes
	Name:	Paul Fernandes
	Title:	President

ACCESS SYSTEMS, INCORPORATED,
as Pledgor

By:	/s/ Paul Fernandes
	Name:	Paul Fernandes
	Title:	Chief Operating Officer

[Signature Page to Pledge Agreement]

Accepted and Agreed to:

PNC BANK, NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Virginia L. Kiseljack
	Name:	Virginia L. Kiseljack
	Title:	Senior Vice President

[Signature Page to Pledge Agreement]